As filed with the Securities and Exchange Commission on August 15, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WORTHINGTON INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Ohio	31-1189815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices)  (Zip Code)

Worthington Industries, Inc.

Non-Qualified Deferred Compensation Plan, as amended

(Full title of the plan)

Dale T. Brinkman, Esq.

Vice President – Administration,

    General Counsel and Secretary

Worthington Industries, Inc.

200 Old Wilson Bridge Road

Columbus, Ohio 43085

(Name and address of agent for service)

Copy to: Elizabeth Turrell Farrar, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215

(614) 438-3001

(Telephone number, including area

code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee

Deferred Compensation Obligations (1)	$394,600	100%	$394,600	$51

Common Shares, without par value	10,000	$39.46 (3)	$394,600	N/A

Total Registration Fee	N/A	N/A	N/A	$51

(1)	The Deferred Compensation Obligations being registered are general unsecured obligations of Worthington Industries, Inc. (“Worthington” or the “Registrant”) under the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan effective March 1, 2000 (as amended by the Amendment thereto effective as of September 1, 2011 and the Second Amendment thereto effective as of October 1, 2014, the “Employee 2000 NQ Plan”). Participants in the Employee 2000 NQ Plan may elect to have their bookkeeping accounts under the Employee 2000 NQ Plan treated as invested with a rate of return reflecting: (a) a theoretical common shares option reflecting increases or decreases in the fair market value per share of the Registrant’s common shares with dividends reinvested; (b) a fixed interest rate which is set annually by the Compensation and Stock Option Committee (the “Compensation Committee”) of the Board of Directors of the Registrant; or (c) the returns on those investment options available under the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “DPSP”). Effective October 1, 2014 and thereafter, any portion of a participant’s bookkeeping account credited to the theoretical common shares option must remain credited to the theoretical common shares option until distributed. Otherwise, participants in the Employee 2000 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the DPSP for the same investment option. Payouts under the Employee 2000 NQ Plan are made in cash or, effective October 1, 2014, in the case of amounts credited to the theoretical common shares option, whole common shares and cash in lieu of fractional shares. Accordingly, reference is made in the above table to the maximum number of common shares of the Registrant that are expected to be distributed in respect of Deferred Compensation Obligations treated as credited to the theoretical common shares option in the bookkeeping accounts of participants and to be distributed in the form of whole common shares of the Registrant.

(2)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(3)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices for a common share of the Registrant as reported on the New York Stock Exchange on August 12, 2014.

Index to Exhibits is located on page E-1

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Worthington Industries, Inc. (the “Registrant”) with respect to the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan effective March 1, 2000 (as amended by the Amendment thereto effective as of September 1, 2011 and the Second Amendment thereto effective as of October 1, 2014, the “Employee 2000 NQ Plan”). The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Employee 2000 NQ Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated by the Commission under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

The following documents and information, which have been previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof:

—	the Annual Report on Form 10-K of the Registrant for the fiscal year ended May 31, 2014, filed with the Commission on July 30, 2014;

—	the Current Reports on Form 8-K of the Registrant filed with the Commission on July 1, 2014, July 23, 2014, July 31, 2014 and August 1, 2014;

—	the Registrant’s definitive proxy statement, dated August 14, 2014, related to the Registrant’s Annual Meeting of Shareholders to be held on September 25, 2014; and

—	the description of the Registrant’s common shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-08399) filed on March 27, 2000, together with any subsequent registration statement or report filed for the purpose of updating such description.

All documents which may be filed by the Registrant with the Commission pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under the Employee 2000 NQ Plan pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.          Description of Securities.

Common Shares

The common shares, without par value, of the Registrant are registered under Section 12 of the Exchange Act. Accordingly, in accordance with the instructions to Item 4 of Part II of Form S-8, no description of such common shares is provided hereunder.

Deferred Compensation Obligations

The Deferred Compensation Obligations being registered are general unsecured obligations of the Registrant under the Employee 2000 NQ Plan.

The Employee 2000 NQ Plan is a non-qualified deferred compensation plan under which, for the period from March 1, 2000 through December 31, 2004, executive officers and other highly compensated or management employees of the Registrant or its subsidiaries were able to defer any payment of up to 50% of their base salary and up to 50% of their quarterly bonus. Amounts deferred were credited to the participants’ bookkeeping accounts under the Employee 2000 NQ Plan at the time the base salary and/or bonus would have otherwise been paid. In addition, the Registrant made discretionary employer contributions to the participants’ bookkeeping accounts. Participants in the Employee 2000 NQ Plan may elect to have their bookkeeping accounts under the Employee 2000 NQ Plan treated as invested with a rate of return reflecting: (a) a theoretical common shares option reflecting increases or decreases in the fair market value per share of the Registrant’s common shares with dividends reinvested; (b) a fixed interest rate which is set annually by the Compensation and Stock Option Committee (the “Compensation Committee”) of the Board of Directors of the Registrant; or (c) the returns on those investment options available under the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “DPSP”). Effective October 1, 2014 and thereafter, any portion of a participant’s bookkeeping account credited to the theoretical common shares option must remain credited to the theoretical common shares option until distributed. Otherwise, participants in the Employee 2000 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the DPSP for the same investment option.

Participants’ bookkeeping accounts under the Employee 2000 NQ Plan are fully vested. Payouts under the Employee 2000 NQ Plan are made in cash or, effective October 1, 2014, in the case of amounts credited to the theoretical common shares option, whole common shares and cash in lieu of fractional shares. Payments will be made as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), when the participant is no longer employed by the Registrant or one of its subsidiaries, either in a lump sum or in installment payments, all as chosen by the participant at the time the original deferral election was made. In the event of a defined change in control, the participants’ bookkeeping accounts under the Employee 2000 NQ Plan will generally be paid out as of the date of the change in control.

Under the terms of the Employee 2000 NQ Plan, participants do not beneficially own, nor do they have voting or dispositive power with respect to, the theoretical common shares credited to their respective bookkeeping accounts. While the participants in the Employee 2000 NQ Plan have an economic interest in the theoretical common shares credited to their respective bookkeeping accounts, each participant’s only right with respect to such participant’s bookkeeping account (and the amount credited thereto) is to receive: (a) prior to October 1, 2014, a distribution of cash equal to the fair market value of the theoretical common shares credited to the participant’s bookkeeping account as of the latest valuation date determined in accordance with the terms of the Employee 2000 NQ Plan; and (b) effective October 1, 2014, a distribution of whole common shares and cash in lieu of fractional shares in respect of the amount credited to the theoretical common shares option in accordance with the terms of the Employee 2000 NQ Plan.

The foregoing description of the Employee 2000 NQ Plan and the Deferred Compensation Obligations registered pursuant to this Registration Statement is qualified in its entirety by reference to the full text of the Employee 2000 NQ Plan, which is included as Exhibits 4.3, 4.4 and 4.5 to this Registration Statement. Such exhibits are incorporated herein by reference in their entirety pursuant to Rule 411(b)(3) promulgated under the Securities Act.

Item 5.            Interests of Named Experts and Counsel.

On behalf of the Registrant, the law firm of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008, will pass upon the legality of the Deferred Compensation Obligations being registered on this Registration Statement. As of August 12, 2014, members of Vorys, Sater, Seymour and Pease LLP, and attorneys employed thereby, together with members of their immediate families, owned an aggregate of approximately 39,400 common shares of the Registrant.

Item 6.            Indemnification of Directors and Officers.

Ohio General Corporation Law (Chapter 1701 of Ohio Revised Code)

Under Section 1701.13(E) of the Ohio Revised Code (the “OGCL”), directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with any action, suit or proceeding to the extent they are successful in defense of the action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such action, suit or proceeding. A director, officer, employee or agent is entitled to such indemnification if such person’s success is “on the merits or otherwise”. A director is entitled to mandatory payment of expenses by a corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the director agrees to reasonably cooperate with the corporation concerning the action, suit or proceeding and to repay the amount advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Section 1701.13(E) of the OGCL permits a corporation to indemnify directors, officers, employees or agents of the corporation or individuals who are or were serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or entity in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, other than derivative actions, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Such indemnification is permitted against expenses (including attorneys’ fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding.

An Ohio corporation may also provide indemnification in derivative actions for attorneys’ fees and expenses actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of derivative actions. A corporation may not indemnify a director, officer, employee or agent in derivative actions for attorneys’ fees and expenses if such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duties to the corporation unless, and only to the extent that, a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, as the court deems proper. In addition, a corporation may not indemnify a director in any action or suit in which the only liability asserted against the director is for approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL.

Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors, or otherwise.

Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

Code of Regulations of the Registrant

The Code of Regulations of the Registrant (the “Regulations”) provides for broader indemnification than specifically afforded under Section 1701.13(E) of the OGCL. The Regulations provide that the Registrant must indemnify officers and directors against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (whether criminal, civil, administrative or investigative and whether a derivative action or not) by reason of the fact that any such individual is or was a director, officer, employee, agent or volunteer of the Registrant or is or was serving at the request of the Registrant as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or other entity so long as such individual’s act or omission giving rise to the claim for indemnification was not occasioned by such individual’s intent to cause injury to, or by such individual’s reckless disregard for the best interests of, the Registrant and, with respect to any criminal matter, such individual had no reasonable cause to believe such individual’s conduct was unlawful. The Regulations forbid the Registrant from indemnifying an officer or director in a derivative action if such person is adjudged to be liable for an act or omission occasioned by such person’s deliberate intent to cause injury to, or by such person’s reckless disregard for the best interests of, the Registrant unless and only to the extent the Court of Common Pleas in Franklin County, Ohio, or the court in which the action was brought, despite such adjudication of liability and in view of all the circumstances, concludes that such person is fairly and reasonably entitled to such indemnity as the court deems proper.

The Regulations recite a presumption (which may only be rebutted by clear and convincing evidence) that no act or omission by a person claiming indemnification was occasioned by an intent to cause injury to, or by a reckless disregard for the best interests of, the Registrant, and with respect to any criminal matter, that such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, by itself, rebut this presumption.

The Regulations state that, to the extent an officer or director is successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such officer or director must be promptly indemnified by the Registrant against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by such person in connection therewith.

The Regulations state that an indemnitee’s expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) must be paid by the Registrant in advance of the final disposition of the action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred, but only if such officer or director first agrees, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which such person shall have not been successful on the merits or otherwise, if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, such person’s relevant action or failure to act was occasioned by such person’s deliberate intent to cause injury to the Registrant or such person’s reckless disregard for the best interests of the Registrant, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio, or the court in which such action or suit was brought determines that, despite such determination and in view of all of the circumstances, such officer or director is fairly and reasonably entitled to all or part of such indemnification.

The Regulations state that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights to which any person seeking indemnification may be entitled under the Registrant’s articles or regulations, any agreement, a vote of the Registrant’s disinterested directors or otherwise. Additionally, the Regulations provide that the Registrant may purchase and maintain insurance or furnish similar protection on behalf of any person who is or was a director, officer, employee, agent or volunteer of the Registrant, or who is or was serving as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or entity at the request of the Registrant, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the obligation or power to indemnify such person under the Regulations.

Indemnification Agreements

The Registrant has entered into an indemnification agreement with each of its directors and executive officers. The indemnification agreements generally obligate the Registrant to hold harmless and indemnify such directors and executive officers against specified expenses and liabilities they may incur in the performance of their respective duties to the greatest extent permitted by Ohio law, provided that (1) such directors and executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful and (2) with respect to proceedings by or in the right of the Registrant (a) such executive officers were not adjudged to be liable to the Registrant for negligence or misconduct in the performance of their duties to the Registrant or (b) such directors were not adjudged to be liable to the Registrant for (i) an act or omission undertaken with deliberate intent to cause injury to the Registrant or with reckless disregard for the best interests of the Registrant or (ii) approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL. The indemnification agreements also require the Registrant to advance expenses to a director or executive officer prior to the final disposition of a proceeding if specified conditions are satisfied. The indemnification agreements provide procedures for determining a director’s or executive officer’s entitlement to indemnification and specify certain remedies relating to indemnification and advancement of expenses. The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which a director or an executive officer may be entitled under the Registrant’s Amended Articles of Incorporation or Regulations, applicable law (including the OGCL), any insurance policy, any contract or otherwise.

Directors and Officers Insurance

The Board of Directors of the Registrant maintains, and in the future may continue to maintain, insurance policies to insure the Registrant’s present or former directors, officers and employees, within the limits and subject to the limitations of such policies, against liabilities and expenses arising out of any claim or breach of duty, error, misstatement, misleading statement, omission or other acts alone by reason of their being such directors, officers or employees of the Registrant.

Employee 2000 NQ Plan

Pursuant to Section 8.3 of the Employee 2000 NQ Plan, the Registrant and its subsidiaries must indemnify the members of the Compensation Committee against any and all claims, losses, damages, and expenses, including attorneys’ fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

Item 7.            Exemption from Registration Claimed.

Not applicable.

Item 8.            Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement and made a part hereof:

Exhibit No.	Description

4.1	Amended Articles of Incorporation of the Registrant, as filed with the Ohio Secretary of State on October 13, 1998 (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1998 (SEC File No. 0-4016))

4.2	Code of Regulations of the Registrant (reflecting all amendments) (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2000 (SEC File No. 001-08399))

4.3	Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan effective March 1, 2000 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005 (SEC File No. 1-8399))

4.4	Amendment to the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan (Amendment effective as of September 1, 2011) (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2011 (SEC File No. 1-8399))

4.5	Second Amendment to the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan (Second Amendment effective as of October 1, 2014) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2014 (SEC File No. 1-8399))

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of securities to be offered (filed herewith)*

23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP) (filed herewith)

23.2	Consent of Independent Auditor (KPMG LLP) with respect to consolidated financial statements of Worthington Armstrong Venture (filed herewith)

23.3	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney of Directors and Executive Officers of Worthington Industries, Inc. (filed herewith)

*The common shares, without par value, of Worthington Industries, Inc. being registered pursuant to this Registration Statement will not be original issuance securities. Accordingly, in accordance with the instructions to Item 8(a) of Part II of Form S-8, no opinion of counsel as to the legality of such common shares is required or provided hereunder.

Item 9.          Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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signatures begin on following page]

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 15, 2014.

WORTHINGTON INDUSTRIES, INC.

By:	/s/B. Andrew Rose

B. Andrew Rose, Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 15, 2014.

Signature	Title

/s/John P. McConnell John P. McConnell	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/B. Andrew Rose B. Andrew Rose	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/Richard G. Welch Richard G. Welch	Controller (Principal Accounting Officer)

/s/ John B. Blystone * John B. Blystone	Lead Director

/s/ Kerrii B. Anderson * Kerrii B. Anderson	Director

/s/ Mark C. Davis * Mark C. Davis	Director

/s/ Michael J. Endres * Michael J. Endres	Director

/s/ Ozey K. Horton, Jr. * Ozey K. Horton, Jr.	Director

/s/ Peter Karmanos, Jr. * Peter Karmanos, Jr.	Director

Signature	Title

/s/ Carl A. Nelson, Jr. * Carl A. Nelson, Jr.	Director

/s/ Sidney A. Ribeau * Sidney A. Ribeau	Director

/s/ Mary Schiavo * Mary Schiavo	Director

*The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the directors of the Registrant identified above pursuant to powers of attorney executed by the directors identified above, which powers of attorney are filed with this Registration Statement on Form S-8 within Exhibit 24.1.

*By:	/s/B. Andrew Rose	Date: August 15, 2014

B. Andrew Rose, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended Articles of Incorporation of Worthington Industries, Inc., as filed with the Ohio Secretary of State on October 13, 1998 (incorporated herein by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q of Worthington Industries, Inc. for the quarterly period ended August 31, 1998 (SEC File No. 0-4016))

4.2	Code of Regulations of Worthington Industries, Inc. (reflecting all amendments) (incorporated herein by reference to Exhibit 3(b) to the Quarterly Report on Form 10-Q of Worthington Industries, Inc. for the quarterly period ended August 31, 2000 (SEC File No. 001-08399))

4.3	Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan effective March 1, 2000 (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Worthington Industries, Inc. for the fiscal year ended May 31, 2005 (SEC File No. 1-8399))

4.4	Amendment to the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan (Amendment effective as of September 1, 2011) (incorporated herein by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q of Worthington Industries, Inc. for the quarterly period ended August 31, 2011 (SEC File No. 1-8399))

4.5	Second Amendment to the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan (Second Amendment effective as of October 1, 2014) (incorporated herein by reference to Exhibit 10.3 to the Annual Report on Form 10-K of Worthington Industries, Inc. for the fiscal year ended May 31, 2014 (SEC File No. 1-8399))

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of securities to be offered (filed herewith)*

23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP) (filed herewith)

23.2	Consent of Independent Auditor (KPMG LLP) with respect to consolidated financial statements of Worthington Armstrong Venture (filed herewith)

23.3	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney of Directors and Executive Officers of Worthington Industries, Inc. (filed herewith)

*The common shares, without par value, of Worthington Industries, Inc. being registered pursuant to this Registration Statement will not be original issuance securities. Accordingly, in accordance with the instructions of Item 8(a) of Part II of Form S-8, no opinion of counsel as to the legality of such common shares is required or provided hereunder.

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